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                                                                    EXHIBIT 12.1


                                   CNET, INC.
               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES



                                                                      Year ended December 31,
                                                1994           1995             1996              1997           1998
                                             ---------------------------------------------------------------------------
Earnings:
     Pretax income (loss)                    (2,826,549)    (8,607,358)     (16,948,662)      (24,728,092)     2,599,957
     Losses from unconsolidated
      majority owned subsidiaries                                                                            (29,788,156)
     Fixed charges                              186,589        416,711          701,105         1,362,695      1,993,395
                                             ---------------------------------------------------------------------------
          Total earnings                     (2,639,960)    (8,190,647)     (16,247,557)      (23,365,397)   (25,194,804)
                                             ---------------------------------------------------------------------------
Fixed Charges:
     Interest expense                            65,256        226,586          310,911           254,791        399,218
     Interest in rental expense                 121,333        190,125          390,194         1,107,904      1,594,177
                                             ---------------------------------------------------------------------------
          Total fixed charges                   186,589        416,711          701,105         1,362,695      1,993,395
                                             ---------------------------------------------------------------------------
Deficiency                                   (2,826,549)    (8,607,358)     (16,948,662)      (24,728,092)   (27,188,199)
                                             ===========================================================================
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